Exhibit 99.1

JANONE CONFIRMS NAME CHANGE TO ALT5 SIGMA CORPORATION

AND NEW TICKER SYMBOL TO ALTS

LAS VEGAS, July 12, 2024—JanOne Inc. (Nasdaq: JAN), a multidisciplinary organization with a focus on fintech and healthcare, confirmed today that, as of market open on Monday, July 15, 2024, the Company’s new name will be “ALT5 Sigma Corporation” and its Nasdaq common stock ticker symbol will change to “ALTS”. This will replace the Company’s current ticker symbol “JAN”. Further, the Company’s website address will change from “janone.com” to “alt5sigma.com.”

The Company’s change of name, ticker symbol, and website address aligns with the Company’s realignment to focus on its recently acquired, ALT5 Sigma fintech as its core engine for revenue growth.

This realignment and changes in corporate name and the ticker symbol were previously announced on July 10, 2024. No action by the Company’s stockholders is required with respect to the ticker symbol change. The Company’s CUSIP number and transfer agent will remain unchanged.

Marking the changes confirmed today, Tony Isaac, Company CEO, observed, “We are pleased to complete the changes to our name and ticker symbol as the initial steps in our previously announced diversification into fintech, while keeping our biotech’s trajectory on track, all for the benefit of our stockholders.”

About JanOne/ALT5 Sigma

The Company is a unique Nasdaq-listed multidisciplinary organization with a focus on healthcare and fintech. The Company is one of the constituents of the Russell Microcap Index, starting June 28, 2024.

Through its fintech activities, the Company provides next generation blockchain-powered technologies to enable a migration to a new global financial paradigm for the trading, clearing, settlement, payment, and custodianship of digital instruments. Through its fintech subsidiaries, the Company offers two main platforms to its customers: “ALT5 Pay” and “ALT5 Prime”. The subsidiaries processed over US$1.2 billion in cryptocurrency transactions in 2023.

ALT5 Pay is a crypto-currency payment gateway that enables registered and approved global merchants to accept and make crypto-currency payments or to integrate the ALT5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT5 Pay’s checkout widgets and APIs. Merchants have the option to convert to fiat currency (s) automatically or to receive their payment in digital assets.

ALT5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT5 Prime is available through a browser-based access mobile phone application named “ALT5 Pro” that can be downloaded from the Apple App Store, from Google Play, through ALT5 Prime’s FIX API, as well as through Broadridge Financial Solutions’ NYFIX gateway for approved customers.

Through its biotech activities, the Company is developing innovative, actionable solutions intended to help end the opioid crisis. The Company is dedicated to funding resources toward innovation, technology, and education to find a key resolution to the national opioid epidemic, which is one of the deadliest and most widespread in the nation’s history. Its drugs in the clinical trial pipeline have shown promise for their innovative targeting of the causes of pain as a strategic option for physicians averse to exposing patients to addictive opioids.

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Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the profitability and prospective growth of ALT5’s platforms and business, that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion. This press release also contains statements and links relating to risks that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies.

Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media Contact Investor Relations

IR@alt5sigma.com

1-800-400-2247

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